Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

RSC Capital Corporation

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 2014, related to the consolidated financial statements of First Allied Holdings, Inc., which are included in Exhibit 99.1 to the Form 8-K filed on July 1, 2014 and in the Form 8-K filed September 29, 2014 of RCS Capital Corporation.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

BDO USA, LLP

Richmond, Virginia

December 18, 2014